Exhibit 23.1

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

To: AMERICAN TECHNOLOGIES GROUP, INC.

      As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated October 21, 2005 relating to the financial statements of American Technologies Group, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

                           /s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                           -------------------------------------------
                           Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
November 7, 2005